UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2020

Conn’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34956 (Commission File Number)	06-1672840 (I.R.S. Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas		77381
(Address of principal executive offices)		(Zip Code)

(936) 230-5899

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CONN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on May 23, 2018, Conn’s, Inc. (the “Company”) and certain of its subsidiaries (the “Borrowers”) entered into a Fourth Amended and Restated Loan and Security Agreement (the “Loan and Security Agreement”), with certain lenders, which provides for a $650.0 million asset-based revolving credit facility (as amended, the “Revolving Credit Facility”) under which credit availability is subject to a borrowing base. The material terms of the Loan and Security Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2018, which description is incorporated into this Item 2.03 by reference.

As of January 31, 2020, we had immediately available borrowing capacity of $416.8 million under our Revolving Credit Facility, net of standby letters of credit issued of $2.5 million. We also had $201.6 million that may become available under our Revolving Credit Facility if we grow the balance of eligible customer receivables and total eligible inventory balances. On March 18, 2020, we provided notice to the lenders to borrow an additional $275 million under the Revolving Credit Facility so that we now have an immediately available borrowing capacity of approximately $123 million under our Revolving Credit Facility, net of standby letters of credit issued of $2.5 million. The current interest rate for borrowings under the Revolving Credit Facility is approximately 3.57%.

The Company increased its borrowings under the Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty resulting from the COVID-19 outbreak. The proceeds from the incremental Revolving Credit Facility borrowings are currently being held on the Company’s balance sheet. In accordance with the terms of the Loan and Security Agreement, the proceeds from the incremental Revolving Credit Facility borrowings may in the future be used for working capital, general corporate or other purposes permitted by the Loan and Security Agreement.

Item 7.01.    Regulation FD Disclosure

The Company issued a press release on March 20, 2020, providing a liquidity update following the $275 million draw on the Company’s Revolving Credit Facility.

A copy of the Company’s press release is attached herewith as Exhibit 99 and incorporated by reference.

The information in this Form 8-K, including Exhibit 99, is being furnished and shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws, including, but not limited to, the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “predict,” “will,” “potential,” or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Such forward-looking statements are based on our current expectations. We can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by our forward-looking statements including, but not limited to: general economic conditions impacting our customers or potential customers; our ability to execute periodic securitizations of future originated customer loans on favorable terms; our ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of our credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of our planned opening of new stores; technological and market developments and sales trends for our major product offerings; our ability to manage effectively the selection of our major product offerings; our ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of our customers and employees; our ability to fund our operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from our revolving credit facility, proceeds from accessing debt or equity markets, and the effects of the COVID-19 outbreak; and other risks detailed in Part I, Item 1A, Risk Factors, in our Annual Report on Form10-K for the fiscal year ended January 31, 2019 (the “2019 Form 10-K”) and other reports filed with the SEC. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise, or to provide periodic updates or guidance. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Press Release dated March 20, 2020.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2020	CONN’S, INC.

By:	/s/ Mark L. Prior
Name:	Mark L. Prior
Title:	V.P., General Counsel & Secretary